                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only   (as permitted by Rule 14a-
6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                   TYCOM LTD.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:
    ________________________________________________________________________
  (2) Aggregate number of securities to which transaction applies:
    ________________________________________________________________________
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ________________________________________________________________________
  (4) Proposed maximum aggregate value of transaction:
    ________________________________________________________________________
  (5) Total fee paid:
    ________________________________________________________________________
[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
    ________________________________________________________________________
  (2) Form, Schedule or Registration Statement No.:
    ________________________________________________________________________
  (3) Filing Party:
    ________________________________________________________________________
  (4) Date Filed:
    ________________________________________________________________________

                                [LOGO OF TYCOM]

                                                               January 29, 2001

Dear Shareholder,

  I am pleased to invite you to attend our 2001 Annual General Meeting of Shareholders, which will be held at 11:00 a.m., Atlantic Time, on March 27, 2001, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda.

  As discussed in the accompanying proxy statement, you will be asked at the Annual General Meeting to re-elect the Board of Directors and to re-appoint TyCom's auditors and authorize the Board of Directors to fix the auditors' remuneration.

  Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Accordingly, please sign, date and return the enclosed proxy card at your earliest convenience.

  Thank you for your cooperation.

                                          Yours sincerely,

                                          /s/ L. DENNIS KOZLOWSKI

                                          L. DENNIS KOZLOWSKI
                                          Executive Chairman and Director


                                  TyCom Ltd.
The Zurich Centre, Second Floor, Suite 201, 90 Pitts Bay Road, Pembroke HM 08,
                                    Bermuda

                                  TyCom Ltd.

             NOTICE OF 2001 ANNUAL GENERAL MEETING OF SHAREHOLDERS

  Notice is hereby given that the Annual General Meeting of Shareholders (the "meeting") of TyCom Ltd. ("TyCom") for 2001 will be held on March 27, 2001 at 11:00 a.m., Atlantic Time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda, for the following purposes:

  . To receive TyCom's audited consolidated financial statements for the fiscal year ended September 30, 2000;

  .  To re-elect the Board of Directors; and

  . To re-appoint PricewaterhouseCoopers as the independent auditors and to authorize the Board of Directors to fix the auditors' remuneration.

  TyCom's 2000 Annual Report to shareholders, which includes the audited consolidated financial statements of TyCom for the fiscal year ended September 30, 2000, is being mailed to shareholders along with the attached proxy statement.

  Notice of the meeting has been sent to all holders of record of TyCom common shares at the close of business on January 19, 2001. Notice will also be mailed to shareholders who become holders of record of common shares through March 20, 2001. All holders of record of TyCom common shares on the date of the meeting will be entitled to attend and vote at the meeting. Any shareholder who does not receive a copy of the proxy statement and accompanying proxy card may obtain a copy at the meeting or by contacting TyCom at (441) 298-9770.

  Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card to ensure that your shares are represented at the meeting. Registered shareholders who attend the meeting may vote their shares personally, even though they have sent in proxies.

  If your TyCom shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares "held in street name," and these proxy materials are being forwarded to you by your broker or nominee. Your name does not appear on the register of shareholders and, in order to be admitted to the meeting, you must bring a letter or account statement showing that you are the beneficial owner of the shares. You will not be able to vote at the meeting and should instruct your broker or nominee how to vote on your behalf.

                                          By Order of the Board of Directors,

                                          Byron S. Kalogerou
                                          Vice President, General Counsel and
                                           Secretary

January 29, 2001

  Important: Please sign, date and return the enclosed proxy card as soon as possible. The proxy is revocable and it will not be used if you: give written notice of revocation to the Secretary at TyCom Ltd., The Zurich Centre, Second Floor, Suite 201, 90 Pitts Bay Road, Pembroke HM 08, Bermuda prior to the vote to be taken at the meeting; lodge a later-dated proxy; or attend and vote at the meeting.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
INTRODUCTION.............................................................   1
 Solicitation of Proxies.................................................   1
 Costs of Solicitation...................................................   1
 Registered and Principal Executive Offices..............................   1
 Outstanding Voting Shares...............................................   1
 Voting Your Proxy.......................................................   2
PRESENTATION OF FINANCIAL STATEMENTS.....................................   2
PROPOSAL NUMBER ONE--RE-ELECTION OF DIRECTORS............................   3
 Nominees for Director...................................................   3
PROPOSAL NUMBER TWO--RE-APPOINTMENT OF INDEPENDENT AUDITORS..............   4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........   4
BOARD OF DIRECTORS COMMITTEES AND REPORTS; DIRECTOR AND EXECUTIVE
 COMPENSATION............................................................   5
 Board Committees........................................................   5
 Summary of Directors' Compensation......................................   5
 Audit Committee Report..................................................   6
 Executive Officers and Certain Significant Employees....................   7
 Executive Compensation..................................................   9
SHAREHOLDER RETURN PERFORMANCE PRESENTATION..............................  15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................  16
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..................  18
SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL GENERAL MEETING................  18
UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS.................  18
GENERAL..................................................................  18
APPENDIX: AUDIT COMMITTEE CHARTER........................................ A-1

Proxy Statement
2001 Annual General Meeting of Shareholders
March 27, 2001

                                 INTRODUCTION

Solicitation of Proxies

  This proxy statement and accompanying proxy card are furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of TyCom Ltd. ("TyCom" or the "Company") in connection with the 2001 Annual General Meeting of Shareholders of TyCom to be held on March 27, 2001. This proxy statement and the accompanying proxy card are being mailed to TyCom shareholders on or about January 29, 2001.

Costs of Solicitation

  The cost of solicitation of proxies will be paid by TyCom. TyCom has engaged MacKenzie Partners, Inc. as the proxy solicitor for the meeting for an approximate fee of $3,000. (All references to "$" in this proxy statement are to United States dollars.) In addition to the use of the mails, certain directors, officers or employees of TyCom may solicit proxies by telephone or personal contact. Upon request, TyCom will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common shares.

Registered and Principal Executive Offices

  The registered and principal executive offices of TyCom are located at The Zurich Centre, Second Floor, Suite 201, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The telephone number there is (441) 298-9770.

Outstanding Voting Shares

  Notice of the meeting has been sent to all holders of record of TyCom's common shares at the close of business on January 19, 2001. On that date, there were outstanding and entitled to vote 520,390,000 TyCom common shares. Notice will also be mailed to shareholders who become holders of record of common shares through March 20, 2001. Any shareholder who does not receive a copy of the proxy statement and accompanying proxy card may obtain a copy at the meeting or by contacting TyCom at (441) 298-9770. All holders of record of TyCom's common shares on the date of the meeting will be entitled to attend and vote at the meeting. A poll will be taken on each proposal to be put to the meeting and every holder of a common share will be entitled to one vote per share on each proposal. Two holders of common shares present in person or by proxy form a quorum for the transaction of business.

  For admission to the meeting, registered shareholders (those who own shares in their own names) should come to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of shares held by a bank or broker (often referred to as "holding in street name") should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own TyCom shares, but they will not be able to vote at the meeting. Only holders of record may vote at the meeting. Beneficial shareholders should instruct their broker or bank how to vote on their behalf. Registration will begin at 10:30 a.m., and the meeting will begin at 11:00 a.m.


  The affirmative vote of a majority of common shares represented and voting at the meeting is required for the re-election of directors and the approval of the re-appointment of the auditors. As of January 19, 2001, affiliates of Tyco International Ltd. ("Tyco") owned approximately 86% of TyCom's outstanding common shares. Pursuant to Bermuda law, (i) shares represented at the meeting whose votes are withheld on any matter, (ii) shares which are represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at the meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) and (iii) shares which abstain from voting on any matter are not included in the determination of the shares voting on such matter but are counted for quorum purposes. In accordance with New York Stock Exchange rules, brokers and nominees may exercise their voting discretion with respect to the re-election of directors and the re-appointment of auditors.

Voting Your Proxy

  Shares represented by a properly executed proxy will be voted as directed on the proxy card. In the absence of contrary direction from a shareholder, proxies held by the chairman of the meeting will be voted FOR the re-election of the six (6) directors and FOR the re-appointment of TyCom's independent auditors and authorization for the Board of Directors to fix the auditors' remuneration.

  A registered shareholder may revoke a proxy by giving written notice of revocation to TyCom's Secretary at TyCom's registered office at any time before it is voted, by submitting a later-dated proxy or by attending the meeting and voting in person.

  A proxy card has been enclosed with this document.

  Shareholders should complete and return the proxy card as soon as possible. To be valid, the proxy card must be completed in accordance with the instructions on it and received at any one of the addresses set forth below by the times (being local times) and dates specified:

 In Bermuda:

  by 8:00 a.m. on March 27, 2001 by hand or mail at:

  TyCom Ltd.
  The Zurich Centre
  Second Floor, Suite 201, 90 Pitts Bay Road
  Pembroke, HM 08, Bermuda

 In the United States:

  by 8:00 a.m. on March 27, 2001 by mail at:

  TyCom Ltd.
  c/o ChaseMellon Shareholder Services, LLC
  Midtown Station
  P.O. Box 946
  New York, NY 10138-0746
  United States of America

                     PRESENTATION OF FINANCIAL STATEMENTS

  In accordance with Section 84 of the Companies Act 1981 of Bermuda, TyCom's audited consolidated financial statements for the fiscal year ended September 30, 2000 will be presented at the meeting. These statements have been approved by TyCom's directors. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the meeting.

                 PROPOSAL NUMBER ONE--RE-ELECTION OF DIRECTORS

Nominees for Director

  The re-election of directors will take place at the meeting. Each of the directors re-elected will serve until the 2002 Annual General Meeting. All nominees are presently members of the Board of Directors. TyCom's management is not aware of any reason why any of the nominees will not be able to serve.

  Re-election of the nominees to the Board of Directors will require the affirmative vote of a majority of the votes cast by holders of common shares represented at the meeting in person or by proxy.

  Information as of November 30, 2000 regarding the nominees, including all positions and offices with TyCom, their principal occupations during the past five years and other current directorships with public companies, is set forth below. Former Tyco refers to Tyco International Ltd., a Massachusetts corporation at the time, that merged with a wholly-owned subsidiary of ADT Limited, a Bermuda company, in July 1997. In the merger, ADT Limited, as the continuing public company, changed its name to Tyco International Ltd. Former Tyco became a wholly-owned subsidiary of Tyco and changed its name to Tyco International (US) Inc.

  L. Dennis Kozlowski, 54, Executive Chairman and Director of TyCom since March 2000; Chairman of TyCom's Compensation Committee; Chairman of the Board, President and Chief Executive Officer of Tyco since July 1997; Chairman of the Board of Former Tyco from January 1993 to July 1997; Chief Executive Officer of Former Tyco since July 1992; President of Former Tyco since 1989; Director of Applied Power Inc., Raytheon Company and US Office Products Company.

  Neil R. Garvey, 45, President, Chief Executive Officer and Director of TyCom since March 2000. President of TyCom (US) Inc. (formerly Tyco Submarine Systems Ltd.) since July 1997. President of Simplex Technologies from July 1995 to June 1997.

  Mark H. Swartz, 40, Vice President and Director of TyCom since March 2000. Executive Vice President and Chief Financial Officer of Tyco since July 1997. Vice President and Chief Financial Officer of Former Tyco since February 1995.

  Brenda C. Barnes, 47, Director of TyCom since July 2000. Member of TyCom's Audit Committee and Compensation Committee. Interim President of Starwood Hotels & Resorts Worldwide, Inc. from November 1999 to March 2000. President and Chief Executive Officer of Pepsi-Cola North America from 1996 to 1997. Chief Operating Officer of Pepsi-Cola North America from 1993 to 1996. Director of Avon Products, The New York Times, Sears, Roebuck and Co., LucasArts Entertainment Company LLC, and Lucas Digital Ltd.

  Frank P. Doyle, 69, Director of TyCom since July 2000. Member of TyCom's Audit Committee and Compensation Committee. Vice Chairman and Chief Executive Officer of Compaq Computer Corporation from April 1999 to July 1999. Executive Vice President of General Electric Company from 1992 to 1995. Director of Roadway Express, Inc. and U.S. Office Products.

  Warren V. Musser, 73, Director of TyCom since July 2000. Member of TyCom's Audit Committee and Compensation Committee. Chairman and Chief Executive Officer of Safeguard Scientifics, Inc. since 1953. Chairman of the Board of Cambridge Technology Partners (Massachusetts) Inc., since March 1991. Director of CompuCom Systems and Internet Capital Group, Inc. Trustee of Brandywine Realty Trust.

  The Board of Directors recommends that shareholders vote FOR the re-election of the nominees listed above.

          PROPOSAL NUMBER TWO--RE-APPOINTMENT OF INDEPENDENT AUDITORS

  In accordance with Section 89 of the Companies Act 1981 of Bermuda, TyCom's shareholders have the authority to appoint TyCom's independent auditors and to authorize the Board of Directors to fix the auditors' remuneration. At the meeting, shareholders will be asked to re-appoint PricewaterhouseCoopers as TyCom's independent auditors and to authorize the Board of Directors to fix their remuneration. Audit services performed by PricewaterhouseCoopers for TyCom in fiscal 2000 included the examination of the consolidated financial statements of TyCom and its subsidiaries. Appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of outstanding common shares represented at the meeting in person or by proxy.

  Representatives of PricewaterhouseCoopers expect to be present at the meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

  The Board of Directors recommends that shareholders vote FOR the re-appointment of PricewaterhouseCoopers as TyCom's independent auditors and to authorize the Board of Directors to fix the auditors' remuneration.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of TyCom common shares by (i) those persons known by TyCom to own beneficially more than 5% of TyCom's outstanding common shares; (ii) each TyCom director; (iii) each of the executive officers named under "Board of Directors Committees and Reports; Director and Executive Compensation--Executive Compensation" below; and (iv) all directors and executive officers of TyCom as a group.

                                             Number of
                                           Common Shares     % of Outstanding
                                               Owned          Common Shares
Beneficial Owner                          Beneficially(1)   Owned Beneficially
----------------                          ---------------   ------------------
Tyco International Ltd.(2)...............   450,000,000           86.47%
 The Zurich Centre, Second Floor
 90 Pitts Bay Road
 Pembroke HM08
 Bermuda
L. Dennis Kozlowski......................       200,000(3)            *
Neil R. Garvey...........................        35,000(4)            *
Brenda C. Barnes.........................         7,000(5)            *
Frank P. Doyle...........................        30,000(6)            *
Warren V. Musser.........................        18,000(7)            *
Mark H. Swartz...........................        75,000(8)            *
Claire L. Calandra.......................        10,000(9)            *
David W. Van Rossum......................        16,000(10)           *
All current directors and executive
 officers as a group (8 persons).........       391,000(11)           *

--------
 *  Less than 1%
 (1) The amounts and percentages shown are amounts and percentages owned beneficially as of November 30, 2000, based on information furnished or publicly disclosed by the persons named. A person is deemed to be the beneficial owner of shares if such person, either alone or with others, has the power to vote or to dispose of such shares. Shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days, including under stock options that were exercisable on November 30, 2000 or that become exercisable within 60 days after November 30, 2000. There were 520,390,000 TyCom common shares outstanding as of November 30, 2000.
 (2) Includes shares owned by Tyco Delta Ltd., Tyco Omega Ltd. and TGN Holdings Ltd., direct and indirect wholly-owned subsidiaries of Tyco.

 (3) Mr. Kozlowski beneficially owns 12,704,508 shares of Tyco, which includes 9,573,192 shares that Mr. Kozlowski has the right to acquire through the exercise of stock options, 1,676,566 shares which are held by the KFT Family Partnership L.P., of which Mr. Kozlowski is the sole general partner, and 391,075 shares which are held by the DCS Family Partnership L.P., of which Mr. Kozlowski controls all the general partnership interest; Mr. Kozlowski's Tyco share ownership excludes 622,000 Tyco shares held in a charitable remainder trust, as to which Mr. Kozlowski disclaims beneficial ownership.
 (4) Mr. Garvey beneficially owns 453,000 shares of Tyco, which includes 368,888 shares that Mr. Garvey has the right to acquire through the exercise of stock options.
 (5)  Ms. Barnes beneficially owns 1,000 common shares of Tyco.
 (6)  Mr. Doyle beneficially owns 1,000 common shares of Tyco.
 (7)  Mr. Musser does not beneficially own any common shares of Tyco.
 (8) Mr. Swartz beneficially owns 5,534,909 shares of Tyco, including 4,889,812 shares that Mr. Swartz has the right to acquire through the exercise of stock options, 418,188 shares held by a family partnership and 900 shares held in custody for his children.
 (9) Ms. Calandra beneficially owns 70,500 shares of Tyco, which includes 70,000 shares Ms. Calandra has the right to acquire through the exercise of stock options and 100 shares held by her children.
(10) Mr. Van Rossum beneficially owns 30,093 shares of Tyco, including 30,000 shares Mr. Van Rossum has the right to acquire through the exercise of stock options.
(11) These persons beneficially own 18,795,010 shares of Tyco in the aggregate, including 14,931,892 shares that they have the right to acquire through the exercise of stock options.

BOARD OF DIRECTORS COMMITTEES AND REPORTS; DIRECTOR AND EXECUTIVE COMPENSATION

Board Committees

  The TyCom initial public offering closed on August 1, 2000. While the Board of Directors did not have any meetings in fiscal 2000, the Board members approved resolutions by written consent and had several discussions in fiscal 2000, and met on October 2, 2000, two days after the end of the fiscal year.

  The Board has an Audit Committee, which makes such recommendations to the Board as it deems appropriate, including recommendations as to the appointment of independent auditors. The Audit Committee Charter is attached as Appendix A hereto and the Audit Committee Report is set forth below.

  The Board has a Compensation Committee, which approves the policies under which compensation is paid or awarded to TyCom's Chief Executive Officer; reviews and, as required, approves such policies for TyCom's non-director executive officers and key managers and oversees the administration of executive compensation programs. Tyco's Compensation Committee has the oversight for compensation of Messrs. Kozlowski and Swartz and, as a result, reviews and approves any recommendations made by the TyCom Compensation Committee on behalf of these executives. The Compensation Committee Report is set forth below.

  The Board does not have a nominating committee.

Summary of Directors' Compensation

  TyCom's bye-laws provide that the Board set and approve its remuneration. Currently remuneration is set at $50,000 per year (pro-rated for periods of less than twelve months) and options to purchase 7,000 TyCom common shares. Directors may make an irrevocable election each year to receive some or all of their annual cash retainer in additional stock options. Employee directors receive no director remuneration.

  Due to the short initial fiscal year, remuneration for the first two fiscal years was paid at the same time. For fiscal 2000, at the date of the initial public offering a cash retainer of $12,500 was payable. In addition, each non-employee director was granted options to purchase 7,000 TyCom common shares at an exercise price of $32.00 per share. Mr. Musser, Mr. Doyle and Ms. Barnes each elected to receive their entire cash retainer for fiscal 2000 in stock options, and were granted options to purchase 1,750 TyCom common shares at an exercise price of $32.00 per share. With respect to compensation for fiscal 2001, a retainer of $50,000 was payable and each non-employee director was granted a stock option at the date of the initial public offering to purchase 7,000 TyCom common shares at an exercise price of $32.00 per share. Mr. Musser, Mr. Doyle and Ms. Barnes each elected to receive their entire cash retainer for fiscal 2001 in stock options, and were granted options to purchase 7,000 TyCom common shares at an exercise price of $32.00 per share.

  Options are granted under the TyCom Ltd. Long Term Incentive Plan and have a term of ten years from date of grant. The options that directors elected to receive in lieu of cash compensation are immediately vested, but are not exercisable until July 26, 2001 for the 1,750 fiscal 2000 options and until September 30, 2001 for the 7,000 fiscal 2001 options. The non-elective options that all non-employee directors received for fiscal 2000 vest and become exercisable on July 26, 2001. The non-elective options that all non-employee directors received for fiscal 2001 vest and become exercisable on September 30, 2001. The exercise price per share under all such options is equal to the fair market value of a TyCom common share at the time of grant, which, in this case, is the $32.00 initial public offering price. Each such option provides for an automatic grant of a restoration option to the extent the director uses TyCom common shares towards payment of his/her option exercise price.

Audit Committee Report

  The Audit Committee of the TyCom Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors.

  Management is responsible for TyCom's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of TyCom's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

  In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that TyCom's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  TyCom's independent auditors also provided to the Committee the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence.

  Based upon the Committee's review and discussions referred to above, the Committee recommended that the Board of Directors include TyCom's audited consolidated financial statements in TyCom's Annual Report on Form 10-K for the year ended September 30, 2000 filed with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee,

                                          Brenda C. Barnes, Chairperson
                                          Frank P. Doyle
                                          Warren V. Musser

Executive Officers and Certain Significant Employees

  Information as of November 30, 2000 regarding TyCom's executive officers and certain of its significant employees, including their age, all of their positions and offices with TyCom, as well as their principal occupations and employment during the past five years, is set forth below:

 Executive Officers

  L. Dennis Kozlowski, age 54, Executive Chairman and Director of TyCom since March 2000. Mr. Kozlowski has been Chairman of the Board, President and Chief Executive Officer of Tyco since July 1997 and served as Chairman of the Board of Former Tyco from January 1993 to July 1997.

  Neil R. Garvey, age 45, President, Chief Executive Officer and Director of TyCom since March 2000 and President of TyCom (US) Inc. (formerly Tyco Submarine Systems Ltd.) since July 1997. Mr. Garvey was President of Simplex Technologies from July 1995 to June 1997.

  Mark H. Swartz, age 40, Vice President and Director of TyCom since March 2000. Mr. Swartz has been Executive Vice President and Chief Financial Officer of Tyco since July 1997 and Vice President and Chief Financial Officer of Former Tyco since February 1995.

  Claire L. Calandra, age 50, Executive Vice President and Chief Operating Officer of TyCom (US) Inc. since January 1999. Previously, Ms. Calandra was Vice President and General Counsel of Tyco Submarine Systems Ltd. from July 1997 when the company was acquired by Former Tyco from AT&T. During 14 years with AT&T, Ms. Calandra held a variety of legal and business positions, including Chief of Staff in the Office of the Vice Chairman of AT&T, Director of International at AT&T and Chief Counsel of AT&T Submarine Systems, Inc.

  David Van Rossum, age 38, Vice President and Chief Financial Officer of TyCom since March 2000 and Vice President and Chief Financial Officer of TyCom
(US) Inc. since July 1997. He was Director of Finance and Contracts for Simplex Technologies, Inc. from 1996 to 1997 and Director of Business Development and Controller of Simplex Technologies, Inc. from 1993 to 1996.

 Certain Significant Employees

  Peter K. Runge, Ph.D., age 61, Vice President--Research and Development and Chief Technical Officer for TyCom (US) Inc. Prior to the incorporation of TyCom, Dr. Runge was Vice President--Research and Development and Chief Technical Officer for Tyco Submarine Systems Ltd. since August 1998. Previously, Dr. Runge had been Managing Director--System Implementation for Tyco Submarine Systems Ltd. since July 1997 when the company was acquired by Former Tyco from AT&T. While with AT&T and Bell Labs, Dr. Runge held a variety of positions over a 30-year career in the field of optical undersea communications networks.

  Ronald L. Armstrong, age 44, Vice President--Project Management and Quality Implementation for TyCom (US) Inc. Prior to the incorporation of TyCom, Mr. Armstrong was Vice President--Project Management and Quality Implementation for Tyco Submarine Systems Ltd. since 1997. Previously, Mr. Armstrong had a 16-year career with Former Tyco, with positions at Simplex Technologies, Inc. including Contracts Manager, Director of Quality Assurance and Vice President of Engineering.

  Frederick M. Hamilton, age 56, Vice President--Network Construction and Maintenance for TyCom (US) Inc. Prior to the incorporation of TyCom, Mr. Hamilton was Vice President--Network Construction and Maintenance of Tyco Submarine Systems Ltd. since 1997 when the company was acquired by Former Tyco from AT&T and since 1995 with AT&T.

  William S. Jackson, age 47, Vice President--Manufacturing for TyCom (US) Inc. Prior to the incorporation of TyCom, Mr. Jackson served as Vice President--Manufacturing and Business Development for Tyco Submarine Systems Ltd. and President of Simplex Technologies, Inc. since 1997. Previously, Mr. Jackson served at Simplex Technologies, Inc. as Vice President of Marketing, Sales and Project Management from 1995.

  Byron S. Kalogerou, age 39, Vice President, General Counsel and Secretary for TyCom. Mr. Kalogerou joined Former Tyco in 1990 and has held a variety of positions at Tyco, including Vice President and Assistant Secretary, Associate General Counsel and General Counsel of Tyco's International Operations.

  Robert M. Paski, age 45, Vice President--Network Engineering and Operations for TyCom (US) Inc. Previously, Mr. Paski had been Vice President of Terminal Products since August 1998 and prior to that, the Managing Director of Management Services for Tyco Submarine Systems Ltd. since July 1997 when the company was acquired by Former Tyco from AT&T. While with AT&T and Bell Labs beginning in 1977, Mr. Paski held a variety of positions including Director-- Management Services and Quality Implementation, District Manager--Submarine Cable System Installation and Technical Manager--Development of Sub-System components.

  Brian P. Roussell, age 42, Vice President--Sales and Marketing for TyCom Global Marketing Ltd. since April 2000. Mr. Roussell was Vice President of Finance of the Tyco Printed Circuit Group from August 1997 to April 2000. Prior to that, Mr. Roussell spent nine years with Alcatel Submarine Networks as Director of Sales and Marketing for Alcatel's U.S. operations and thereafter served as Vice President--Americas for Alcatel.

  John P. Conley, Jr., age 53, Vice President--Human Resources for TyCom (US) Inc. Prior to the incorporation of TyCom, Mr. Conley was Vice President of Human Resources for Tyco Submarine Systems Ltd. since 1997. Previously, Mr. Conley was Director--Corporate Industrial Relations of Former Tyco between November 1995 and July 1997.

Executive Compensation

 Summary Compensation Table

  The table below presents the annual and long-term compensation for services in all capacities to TyCom and its subsidiaries for TyCom's Chief Executive Officer and the other four most highly compensated executive officers of TyCom during fiscal 2000 (the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                       Annual Compensation(1)       Long Term Compensation
                                    ----------------------------- ---------------------------
                                                                  TyCom Shares   Tyco Shares
                                               Cash      Stock     Underlying    Underlying      All Other
  Name & Principal Position    Year Salary   Bonus(2)   Bonus(3)  Stock Options Stock Options Compensation(4)
  -------------------------    ---- ------- ---------- ---------- ------------- ------------- ---------------
Neil Garvey................... 2000 $79,167 $7,273,724 $1,389,711   1,000,000      463,860        $9,619
 Chief Executive Officer and
  President, TyCom
Claire L. Calandra ........... 2000 $72,917 $3,362,500                750,000       60,000        $3,748
 Executive Vice President
  and Chief Operating Officer,
  TyCom (US)
David Van Rossum ............. 2000 $43,167 $2,587,500                500,000       30,000        $5,547
 Vice President and Chief
  Financial Officer, TyCom
L. Dennis Kozlowski .......... 2000 $36,865                           800,000
 Executive Chairman,
  TyCom
Mark H. Swartz ............... 2000 $21,163                           500,000
 Vice President,
  TyCom

--------
(1) The salary information presented for fiscal 2000 for the Named Officers reflects base salary paid from the date of the initial public offering (the "IPO") of TyCom Ltd. (July 26, 2000) through the end of the fiscal year (September 30, 2000). In the cases of Messrs. Kozlowski and Swartz, the amounts shown reflect only amounts allocated to and paid from a TyCom Ltd. payroll and are not in addition to total compensation reported by Tyco. Under the TyCom Deferred Compensation Plan, the amount of total salary and bonus that has been deferred for fiscal 2000 is as follows: Mr.
    Garvey: $2,886,862; Ms. Calandra: $826,875, and Mr. Van Rossum: $367,500.
    None of the Named Officers had "Other Annual Compensation" in excess of $50,000.
(2) The bonus amount shown in the table for Mr. Garvey reflects an annual bonus payment that was based on the performance of TyCom (and, prior to its formation, the Telecommunications division of Tyco) during the period October 1, 1999 through the end of the fiscal year, as determined using performance objectives established early in Tyco's fiscal year, as well as a special performance bonus related to the IPO. The bonus amounts shown in the table for Ms. Calandra and Mr. Van Rossum reflect an annual bonus payment that was based on a combination of the performance of TyCom (and, prior to its formation, the Telecommunications division of Tyco), individual objectives, and a special performance bonus related to the IPO.
(3) Mr. Garvey received a portion of his bonus payable in the form of 26,528 shares of Tyco, of which 13,375 vested on September 30, 2000 and 13,153 vested on October 24, 2000. The amount listed in the table reflects the fair market value of $51.7358 for shares that vested September 30 (the average of Friday, September 29 and Monday, October 2, 2000) and $53.0484 for shares that vested on October 24, 2000.
(4) The amounts shown in the table reflect Company contributions made on behalf of the named individuals under Tyco's qualified defined contribution plan, as follows:

                                                                Company Matching
                                                                  Contribution
   Name                                                         (qualified plan)
   ----                                                         ----------------
   Ms. Calandra................................................      $  450
   Mr. Van Rossum..............................................      $4,140

  The amounts shown in the table include interest on deferred compensation in excess of 120% of the applicable federal long-term rate that was credited from the day of the IPO to the end of the fiscal year as follows: Mr. Garvey--$9,619, Ms. Calandra--$3,148, and Mr. Van Rossum--$1,392. The amounts shown in the table also include a matching contribution under the Employee Share Purchase Plan as follows: Ms. Calandra: $150 and Mr. Van
  Rossum: $15.

 Option Grants in Fiscal 2000

  The following table shows all grants of stock options to the Named Officers from the date of TyCom's initial public offering under the TyCom Ltd. Long Term Incentive Plan ("TyCom LTIP") and during Tyco's fiscal year (October 1, 1999 to September 30, 2000) under the Tyco International Ltd. Long Term Incentive Plan ("Tyco LTIP") and the Tyco International Ltd. Long Term Incentive Plan II ("Tyco LTIP II").

                                                      Individual Grants
                          --------------------------------------------------------------------------
                                                   Percent of Total
                                 No. of Securities Options Granted  Exercise             Grant Date
                          Option    Underlying     to Employees in    Price   Expiration   Present
          Name             Type   Options Granted   Fiscal Year(5)  ($/Share)    Date     Value(6)
          ----            ------ ----------------- ---------------- --------- ---------- -----------
Neil R. Garvey..........   TCM      1,000,000(2)         4.61%      $32.0000    7/25/10  $15,310,000
                           TYC         13,860(3)         0.05%      $41.1974   10/17/09  $   152,737
                           TYC        400,000(4)         1.32%      $41.1974   10/17/09  $ 4,024,000
                           TYC         50,000(4)         0.16%      $36.4051     1/9/10  $   468,500
Claire L. Calandra......   TCM        750,000(2)         3.46%      $32.0000    7/25/10  $11,482,500
                           TYC         60,000(4)         0.20%      $36.4051     1/9/10  $   562,200
David W. Van Rossum.....   TCM        500,000(2)         2.31%      $32.0000    7/25/10  $ 7,655,000
                           TYC         30,000(4)         0.10%      $36.4051     1/9/10  $   281,100
L. Dennis Kozlowski(1)..   TCM        800,000(2)         3.69%      $32.0000    7/25/10  $12,248,000
Mark H. Swartz(1).......   TCM        500,000(2)         2.31%      $32.0000    7/25/10  $ 7,655,000

--------
(1) Only options granted as a result of service to TyCom are included. Options granted by Tyco are not reflected herein.
(2) Options to purchase common shares of TyCom granted as of the date of TyCom's IPO at the IPO price, vesting 25% per year over a period of four years, and expiring ten years from the date of grant. For Mr. Garvey, Ms. Calandra, and Mr. Van Rossum, these awards were conditioned upon the signing of a non-competition and confidentiality agreement.
(3) Restoration options granted upon the sale of Tyco vested restricted shares to Tyco, enabling the executive to maintain the level of his equity interest in Tyco. The options were granted at fair market value on the date of grant, are immediately vested, and with a term of ten years.
(4) Options granted at fair market value on the date of the grant, vesting 100% at the end of three years, and with a term of ten years.
(5) For equity type "TCM", represents the percentage of all options to purchase shares of TyCom granted on and after the date of TyCom's IPO under the TyCom LTIP and the TyCom Ltd. Founders' Share Option Program. For equity type "TYC", represents the percentage of all options to purchase shares of Tyco under the Tyco LTIP and Tyco LTIP II granted during Tyco's fiscal 2000.
(6) All options are granted at an exercise price equal to the market value of TyCom's common shares (or, as applicable, Tyco's common shares) on the date of grant. Therefore, if there is no appreciation in that market value, no value will be realizable. As permitted by the rules of the United States Securities and Exchange Commission, TyCom chose the Black-Scholes option pricing model to estimate the grant date present value of the options set forth in this table. The following assumptions were used for TyCom options: expected life of four years; interest rate of 6.07%, which represents the yield of a zero coupon Treasury strip with a maturity date similar to the assumed exercise period; assumed annual volatility of underlying shares of 60%, based on average volatility of industry peers; no current dividend payment; and vesting 25% each year over four years. The following assumptions were used for Tyco options: expected life of three years; interest rates of 5.9%-6.53%, which represent the yield of a zero coupon Treasury strip with a maturity date similar to the assumed exercise period; assumed annual volatility of underlying shares of 28.74%-33.52%, calculated based on 36 months of historical Tyco share price movement; quarterly dividend payment of $0.0125 per share; and the vesting schedule listed for the option grant.

 Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

  Shown below is information with respect to aggregate option exercises by the Named Officers in the fiscal year ended September 30, 2000 and with respect to unexercised stock options held by them at September 30, 2000.

                                                                                           Value of Unexercised,
                                                       No. of Securities Underlying        In-the-Money Options
                                   Number of              Unexercised Options at            Held at Fiscal Year
                                    Shares                    Fiscal Year End                     End(3)
                          Option   Acquired    Value   -------------------------------   -------------------------
          Name            Type(2) On Exercise Realized  Exercisable     Unexercisable    Exercisable Unexercisable
          ----            ------- ----------- -------- -------------   ---------------   ----------- -------------
Neil R. Garvey..........    TCM        --                            0         1,000,000 $         0  $6,050,200
                            TYC                                342,360           600,000 $10,738,453  $9,167,410
Claire L. Calandra......    TCM        --                            0           750,000 $         0  $4,537,650
                            TYC                                 50,000           100,000 $ 1,431,261  $1,890,872
David W. Van Rossum.....    TCM                                      0           500,000 $         0  $3,025,100
                            TYC     10,000    $440,656          30,000            30,000 $ 1,367,440  $  475,443
L. Dennis Kozlowski(1)..    TCM        --                            0           800,000 $         0  $4,840,160
Mark H. Swartz(1).......    TCM        --                            0           500,000 $         0  $3,025,100

--------
(1) Only options granted as a result of service to TyCom are included. Options granted by Tyco are not reflected herein.
(2) "TCM" indicates options to purchase shares of TyCom and "TYC" indicates options to purchase shares of Tyco.
(3) Based on the volume weighted average price of TyCom and Tyco common shares on September 29, 2000 of $38.0502 and $52.2532 respectively.

 Employment Contracts, Termination Agreements, Change of Control Arrangements

  None of the Named Officers has an employment contract, termination agreement, or change of control arrangement. Mr. Garvey, Ms. Calandra and Mr. Van Rossum each entered into a non-competition and confidentiality agreement with TyCom as a condition to receiving options at the time of the initial public offering.

 Board Compensation Committee Report on Executive Compensation

  The Compensation Committee of the Board of Directors includes three independent directors who have no interlocking relationships with TyCom that are subject to disclosure under rules of the Securities and Exchange Commission relating to proxy statements. The other member of the Compensation Committee is L. Dennis Kozlowski, Committee Chairman. Mr. Kozlowski is the Executive Chairman of TyCom and the Chairman and Chief Executive Officer of Tyco. Tyco owns approximately 86% of TyCom. The Compensation Committee approves the policies under which compensation is paid or awarded to TyCom's Chief Executive Officer; reviews and, as required, approves such policies for TyCom's non-director executive officers and key managers and oversees the administration of executive compensation programs. Tyco's Compensation Committee has the oversight for compensation of Messrs. Kozlowski and Swartz and, as a result, reviews and approves any recommendations made by the TyCom Compensation Committee on behalf of these executives.

  Tyco and TyCom executives had the vision to transform the TyCom business from one focused primarily on supplying cable systems to other companies into a full-service company; i.e., one that not only designs, manufactures, installs, operates and maintains its own undersea network, but also sells its bandwidth capacity directly to carriers. TyCom's goal is to become a leading provider of undersea fiber optic bandwidth solutions. TyCom, the Telecommunications division of Tyco, had an initial public offering in July 2000, which was the 12th largest in U.S. history. TyCom was initially comprised of the Submarine Systems business (purchased by Former Tyco from AT&T in 1997 for $850 million) and Simplex Technologies. Approximately fourteen percent (14%) of TyCom was sold at the IPO for net proceeds of $2.1 billion, which will be used to fund the first phase of the expansion of the TyCom Global Network.

  TyCom's success requires dedication and hard work not only by the management team, but also by all the employees of TyCom. The Committee feels strongly that providing the opportunity for share ownership to all employees so they have a vested interest in the Company as shareholders will ultimately benefit TyCom. Therefore, all non-union employees received an award of stock options at the date of the initial public offering and new hires will continue to receive options during the initial hiring period at fair market value at date of grant. In addition, TyCom implemented the TyCom Ltd. Employee Share Ownership Plan so TyCom employees may purchase TyCom shares with a 15% matching contribution. The Plan is being implemented in as many locations worldwide as is possible, subject only to government restrictions.

  In formulating the policies under which TyCom's executives are compensated, the Committee considers the following factors, among others:

  . The success of this newly public company during its initial period of planned growth depends in large part upon the management team that has worked together to create TyCom, as well as crucial new hires who can quickly become a part of the team. The management team must ensure that deadlines and commitments are met with the best quality products. There is fierce competition for talented individuals in the telecommunications field and our compensation philosophy must be geared towards retaining, motivating, and keeping the best leaders, innovators, sales personnel, and others crucial to TyCom's growth and success.

  . TyCom's growth and, ultimately, shareholder value are best served by having incentive compensation based on TyCom's financial performance. However, to establish and maintain its customer base and reputation, which is the basis for growth, it is also imperative that the manufacturing commitments, sales and customer service goals are met.

  . The compensation paid to senior management by TyCom must be competitive with executive compensation of other similarly situated public companies.

  The Compensation Committee seeks to implement these considerations through a compensation program applicable to all corporate officers. Compensation for TyCom's senior leadership team includes a high portion of pay that is incentive based and therefore at risk. The elements of compensation are primarily comprised of the following:

  . Base Pay: Based upon levels that reflect the degree of responsibility associated with the executive's position, the executive's past achievements and expected future achievements.

  . Annual Incentive Bonus: Based upon achievement of annual earnings before interest and tax and operating cash flow targets established for TyCom. Bonuses for fiscal 2001 have both cash and share components. The amount of cash paid, if any, and number of shares earned, if any, is in accordance with the performance measures. The performance criteria may be tailored each year to focus on crucial performance goals that correspond with the changing stages in TyCom's development.

  . Long-term, Equity-based Incentive Compensation: Generally in the form of stock option awards. Stock option awards for the senior management team vest 25% per year beginning on the date of grant and are exercisable for a period of up to ten years from the date of the grant.

  Equity based incentive compensation ties executive interests to shareholder interests in two ways: (i) the number of shares earned is in direct correlation to TyCom's performance and (ii) the value of the equity award is ultimately determined by TyCom's future performance as reflected by its share price.

  The Compensation Committee establishes the specific annual performance measures on which incentive compensation is based early each fiscal year. The Compensation Committee believes that evaluation of the overall performance of TyCom's senior executives cannot be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in the best interests of TyCom and its shareholders. While achieving preset goals is fundamental to an incentive compensation scheme, the Compensation Committee cannot anticipate all events, including those beyond the control of management, which may have a material effect on performance goals. Under certain circumstances, the Compensation Committee's use of discretion in determining amounts of compensation may be appropriate. The Compensation Committee is aware that this policy may cause a loss in the corporate tax deduction under Section 162(m) of the of the United States Internal Revenue Code.

  The Compensation Committee reviews with the Chief Executive Officer the individual performance of each of the other non-director executive officers and receives his recommendations with regard to the appropriate compensation awards and the financial and other objectives for each of these executive officers for the following year.

  As noted above, Tyco continues to own approximately 86% of TyCom with Messrs. Kozlowski and Swartz in senior executive positions at Tyco (Mr. Swartz is the Executive Vice President and Chief Financial Officer of Tyco). As Tyco executives and Company Board members, both Messrs. Kozlowski and Swartz provide overall leadership of and help establish the direction and policies of TyCom. The portion of Mr. Kozlowski's and Mr. Swartz' base salary that is allocated to and paid by TyCom is shown in the table on page 9. In addition, the Committee may grant them stock options or other equity awards if merited by the services provided to TyCom. During fiscal 2000, Messrs. Kozlowski and Swartz received the stock option awards outlined in the table on page 10. All other compensation and benefits for Messrs. Kozlowski and Swartz are provided by Tyco. Mr. Kozlowski does not participate in Committee decisions on his compensation. Furthermore, Tyco's Compensation Committee has the oversight for compensation of Messrs. Kozlowski and Swartz and as a result will review and approve any recommendations made by the TyCom Compensation Committee on behalf of these executives.

 Chief Executive Officer Compensation

  The Compensation Committee meets periodically to consider and make its determination regarding the total compensation of the Chief Executive Officer for the ensuing year. The Committee determines such compensation based on its assessment of the individual performance of the Chief Executive Officer, the progress made towards TyCom's growth goals (in areas such as financial performance, sales, and network construction), an analysis of total return to shareholders relative to total returns generated by comparable public companies, and a review of compensation of the chief executive officers of companies with similar businesses of comparable size.

  As Mr. Garvey is also an executive officer of Tyco, the Compensation Committee of Tyco initially set his fiscal 2000 compensation and the TyCom Compensation Committee subsequently reviewed it. Since the initial public offering, Mr. Garvey's compensation has been paid by TyCom and his future compensation will be set by the TyCom Compensation Committee.

  The Committee considers Mr. Garvey's level of compensation appropriate in view of his leadership of TyCom during fiscal 2000. Beginning with the initial public offering on July 26, 2000 through the end of fiscal 2000, Mr. Garvey received a base salary of $79,167. His cash bonus for the period October 1, 1999 to the end of fiscal 2000 was $7,273,724, as shown in the table on page
9. Mr. Garvey was charged with leading TyCom through the initial public offering, while at the same time meeting stiff performance earnings criteria. TyCom achieved excellent results, notably its increase in earnings before interest and taxes ("EBIT") of 58% over the prior fiscal year while completing the successful initial public offering -- which is reflected in the amount of Mr. Garvey's bonus. In addition, as an incentive to continue guiding TyCom and motivating worldwide employees to reach the Company's objective of owning the world's longest, most extensive, and most technologically advanced undersea network, Mr. Garvey received options to purchase one million shares at the time of the initial public offering which vest pro-rata over four years (described in the table on page 10). Mr. Garvey was required to sign a non-competition and confidentiality agreement as a condition of the option award. He also received options to purchase Tyco shares from Tyco prior to the initial public offering.

 Summary

  TyCom's philosophy is to hire and retain the best executive talent, especially at this critical juncture in the establishment of the TyCom Global Network. The Named Officers were all instrumental in building the telecommunications business of Tyco to the point where TyCom's initial public offering was able to raise sufficient cash for the next phase of growth. The Committee understands that the specialized skills needed in the telecommunications area adds to the competitiveness of the labor pool and reviews its compensation philosophy with this in mind. However, the Committee also realizes that the financial, network building, and sales goals must be met to continue building a strong, viable business. Therefore, compensation must be a combination of rewarding performance and competitive pay to continue to keep and motivate its highly skilled and talented work force. The Committee believes that the TyCom executive compensation program is consistent with the focus and goals of TyCom and is in the best interests of shareholders.

Submitted by the Compensation Committee,

L. Dennis Kozlowski, Chairman
Brenda C. Barnes
Frank P. Doyle
Warren V. Musser

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a graph comparing the cumulative total shareholder return on TyCom common shares as of the end of each month after TyCom's initial public offering until the end of the fiscal year ended September 30, 2000 against the cumulative total return of the S&P 500 Index and the NASDAQ Telecommunications Index, assuming investment of $100 on July 27, 2000 in TyCom or on June 30, 2000 in each index, including re-investment of dividends.







                                                    Cumulative Total Return
                                                --------------------------------
                                                7/27/00* 7/31/00 8/31/00 9/30/00
                                                -------- ------- ------- -------
TYCOM LTD. ....................................  100.00  106.45  130.08  119.92
S&P 500........................................  100.00   98.44  104.55   99.03
NASDAQ TELECOMMUNICATIONS......................  100.00   89.12   90.65   80.03

--------
* Assumes investment of $100 on 7/27/00 in TyCom or on 6/30/00 in the S&P 500 Index and the NASDAQ Telecommunications Index.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  TyCom has historically been the beneficiary of certain corporate services provided by Tyco since prior to TyCom's initial public offering in July 2000. At the time of the initial public offering, for purposes of governing certain on-going relationships between Tyco (who continues to beneficially own 86% of TyCom's outstanding common shares) and TyCom, Tyco and TyCom entered into various agreements or arrangements, including those described below. Tyco paid $13.1 million to TyCom related to certain non-recurring costs in connection with the initial public offering in fiscal year 2000.

  Services Agreement. TyCom entered into a services agreement with Tyco in which Tyco agreed to provide various services to TyCom after the initial public offering. Under the terms of the services agreement, TyCom is charged 1.0% on the first $2.0 billion of net revenue, 0.75% on net revenue over $2.0 billion up to $5.0 billion and 0.50% on net revenue in excess of $5.0 billion. The annual fee is reviewed and adjusted annually by mutual agreement of TyCom and Tyco. TyCom paid $24 million for services under this agreement in fiscal 2000. Services provided under this agreement include the following:

  . Financial. General financial and treasury services with respect to the preparation of TyCom's consolidated financial statements and annual reports, oversight of its cash management systems, tax reporting and compliance and other aspects of TyCom's financial management.

  . Securities Filings. Services with respect to the preparation and filing of any reports required to be filed by or with respect to TyCom with the Securities and Exchange Commission and all stock exchanges and markets for which such reports are required to be filed.

  . Professional Services. Services and advice with respect to obtaining insurance, accounting, environmental, legal, treasury, human resources and other professional services.

  . Real Estate. Services with respect to leasing or purchasing necessary facilities for TyCom's business.

  . Investor Relations/Investment Advisory Services. Investor and shareholder relations services and analysis, business and financial advice and consulting services with respect to proposed ventures by TyCom and proposed acquisitions or dispositions of the assets and business of TyCom.

  . Benefit and Equity Plans. Administration of employee benefit plans for TyCom employees, equity plans and certain other compensation plans.

  . Deposit Services. Deposit of TyCom's excess cash with Tyco for investment under Tyco's cash management programs. Under these programs, cash is deposited into an account, which may include cash from other participants in Tyco's cash management programs, and then invested for each participant in the account. Each participant may withdraw, as needed, deposited cash as well as its pro rata share of investment income from such account minus its pro rata share of costs attributable to such investment income.

  Short-Term Advances to Tyco. Short-term advances reflect cash balances generated from the IPO and operating activities that have been transferred to Tyco under numerous agreements as part of Tyco's consolidated cash management system. Advances are subject to the terms of various cash management and loan agreements between TyCom and Tyco. Under the terms of these agreements, the funds are available to TyCom on an as needed basis. Interest rates on amounts advanced to Tyco are based on the 3 month U.S. Treasury Bill plus 0.3%, the 1 month U.S. Treasury Bill plus 3.0% or the 3 month U.S. LIBOR plus 1.25%. Interest rates on amounts advanced to Tyco ranged from 6.3% to 8.5% at September 30, 2000. The weighted average interest rate on amounts advanced to Tyco as of September 30, 2000 was 6.4%. Interest rates approximate the cost of borrowings that would be incurred on a stand-alone basis. Amounts outstanding under short-term advances were $2,047.1 million at September 30, 2000.

  Tax Indemnification Agreement. TyCom entered into a tax indemnification agreement with Tyco in which Tyco has agreed to indemnify TyCom against all of TyCom's U.S. and non-U.S. income tax liabilities for periods prior to the initial public offering to the extent these liabilities are in excess of the income taxes previously paid or accrued as an expense with respect to such periods. Pursuant to this agreement, Tyco has the right to control all audits and contests relating to the indemnified taxes. Although Tyco has agreed to indemnify TyCom against these tax liabilities, TyCom will nonetheless be liable for such taxes in the event that they are not discharged by Tyco. In addition, Tyco will not indemnify TyCom against, and TyCom will remain responsible for, all of TyCom's non-income tax liabilities for periods prior to the initial public offering as well as all of TyCom's income and non-income tax liabilities for periods after the initial public offering. There was no amount paid under this agreement during fiscal 2000.

  Global Crossing Litigation and Arbitration Proceedings Indemnity
Agreement. TyCom entered into an indemnification agreement under which Tyco has agreed to indemnify TyCom and Tyco Submarine Systems Ltd. against certain losses and expenses arising out of the pending litigation and arbitration proceedings brought by Global Crossing and certain of its affiliates against Tyco Submarine Systems Ltd. Pursuant to this agreement, Tyco has the right to control the litigation and arbitration proceedings. Tyco's indemnification obligations under this agreement exclude certain losses and expenses arising out of these litigation and arbitration proceedings, for which TyCom and Tyco Submarine Systems Ltd. will bear the risks, including losses and expenses arising out of the award of any injunctive relief. There was no amount paid under this agreement during fiscal 2000.

  Revolving Credit Facility. In fiscal 2000, TyCom entered into a revolving credit facility with Tyco, under which TyCom may borrow up to $1.25 billion. The credit facility will be available to TyCom for a period of not less than three years. Amounts outstanding accrue interest at a rate ranging from 1.25% to 3.00% above the three-month United States Dollar LIBOR in effect on the last day of the prior calendar quarter. There was no amount outstanding on this credit facility at September 30, 2000 or at any time during fiscal 2000.

  Short-Term Loans. Short-term loans have been provided by Tyco to fund the purchase of significant expenditures related to construction contracts. The short-term loans are repaid when TyCom receives payment for customer contracts. Amounts outstanding under these types of short-term loans were $10.4 million at September 30, 2000. This was also the highest amount outstanding during fiscal 2000. The weighted average interest rate on short-term loans from Tyco as of September 30, 2000 was 10.9%.

  Long-Term Loans. In fiscal 2000, TyCom refinanced its long-term debt from Tyco and increased its borrowings by issuing $200.0 million, $250.0 million and $200.0 million notes payable, which bear interest at fixed rates of 7.25%, 7.5% and 7.5% and are due in March 2010, March 2012, and March 2015, respectively. The notes are pre-payable without penalty at par value at any time after March 2005. Prepayment of amounts outstanding prior to March 2005 requires a redemption premium of up to 5%.

  Affiliate Purchases. TyCom purchases various operational services, such as fire protection and engineering, and certain of the components for its manufactured products, such as wire and circuit boards, from subsidiaries of Tyco at prices which approximate market. Purchases from related parties were $37.1 million during fiscal 2000. $1.5 million was due under these trade activities as of September 30, 2000.

  Mr. Garvey received relocation loans from Tyco in the aggregate of $3 million on June 23, 2000, which remained outstanding on September 30, 2000. Each loan bears interest at the long term annual applicable Federal rate under
Section 1274(d) of the United States Internal Revenue Code (6.24% for 2000), requires annual interest payments, and is payable no later than June 23, 2015. Loans may also require repayment based upon proceeds from the sale of shares and/or option exercises.

  Tyco Equity Investments Related to TyCom's Business

  360networks. In September 1999, Tyco entered a shareholders agreement and share purchase agreement under which it acquired an 8.3% equity interest in 360networks, Inc. ("360networks") for $125 million. In August 2000, Tyco exchanged its preferred shares in 360networks for common shares, resulting in Tyco's ownership of approximately 7.5% of the share capital of 360networks.

  SAm-1. In September 2000, pursuant to a joint venture agreement that Tyco entered into with Telefonica Internacional, S.A. ("Telefonica") in December 1999, Tyco subscribed to 6.3% of the share capital of Emergia Holdings N.V. ("Emergia") for approximately $50 million. Emergia will own and operate the SAm-1 network.

  360networks and Telefonica are customers of TyCom and may be competitors of the TyCom Global Network.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires TyCom's officers and directors, and persons who own more than ten percent of a registered class of TyCom's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish TyCom with copies of all Forms 3, 4 and 5 they file. Based solely on TyCom's review of the copies of such forms it has received and written representations from certain reporting persons confirming that they were not required to file Forms 5, TyCom believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2000.

           SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL GENERAL MEETING

  In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 intended for inclusion in the proxy statement for next year's annual general meeting of shareholders, which is anticipated to be held during February 2002, must be received by TyCom no later than September 17, 2001. Such proposal should be sent to TyCom's General Counsel at The Zurich Centre, Second Floor, Suite 201, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the SEC and must be a proper subject for shareholder action under Bermuda law.

  In addition, for proposals submitted outside of the Rule 14a-8 procedures, Bermuda law provides that only TyCom shareholders holding not less than 5% of the total voting rights or 100 or more registered TyCom shareholders together may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be deposited at the registered office of TyCom not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited. Under SEC Rule 14a-4, proxies may be voted on matters properly brought before a meeting under this procedure in the discretion of management without additional proxy statement disclosure about the matter unless TyCom is notified about the matter at least 45 days before the proxy statement is mailed to shareholders. The deadline under Rule 14a-4 for next year's meeting is November 30, 2001.

           UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

  Copies of TyCom's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, as filed with the SEC (without exhibits), are available to shareholders free of charge by writing to TyCom Ltd., The Zurich Centre, Second Floor, Suite 201, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

                                    GENERAL

  The enclosed proxy is solicited on behalf of TyCom's Board of Directors. Unless otherwise directed, proxies held by the chairman of the meeting will be voted to re-elect the directors named on the proxy card and FOR re-appointment of TyCom's auditors. If any matter other than those described in this proxy statement properly comes before the meeting, or with respect to any adjournment or postponement thereof, the Chairman will vote the shares represented by such proxies in accordance with his best judgment.

                                                                     Appendix A

                                  TyCom Ltd.

                            AUDIT COMMITTEE CHARTER

 Mission Statement

  The Audit Committee (the "Committee") will assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities to shareholders, potential shareholders and the investment community relating to corporate accounting, financial reporting practices and the quality and integrity of the financial reports of the Company. It is the responsibility of the Committee to maintain free and open means of communication between the Board, independent auditors, internal auditors, and financial management of the Company.

 Organization

  The Committee shall be comprised of three or more Directors, as determined by the Board, each of whom shall be independent Directors and free from any relationships that would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee must have a working familiarity with basic finance and accounting practices, and at least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualifications in its business judgment.

  Members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

  The Committee shall meet at least four times annually, or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

 Roles and Responsibilities

  The Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure the Board and shareholders that corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. In carrying out its responsibilities, the Committee will:

 Internal Control

  1. Review the adequacy of the Company's systems of internal control and evaluate whether management is communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities; and

  2. Ensure that the external and internal auditors keep the Committee informed of their internal control recommendations and review whether recommendations have been implemented by management.

 Document/Reports Review

  1. Review and update this Charter periodically, at least annually, as conditions dictate;

  2. Review the Company's annual financial statements. Determine whether based on the review and discussion of the audited financial statements with management and independent accountants, if the Committee should recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission;

  3. Meet with management and the external auditors to discuss the results of the annual audit, including any significant changes in accounting principles and any serious difficulties or disputes with management encountered during the audit; and

  4. Review with management and the external auditors the interim financial statements prior to filing (the Committee Chair may represent the entire committee for this review).

 Independent Accountants

  1. Recommend to the Board the selection and evaluation of the independent accountants, considering independence and effectiveness, and approve the compensation to be paid to the independent accountants;

  2. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant;

  3. Obtain a formal written statement from the independent accountants periodically delineating all relationships between the auditors and the Company; engage in a dialogue with the auditors regarding any disclosed relationships and services which may impact their independence; and recommend that the Board take appropriate action in response to the auditors' report to satisfy itself of the auditors' independence;

  4. Periodically consult with independent accountants, without the presence of management, about internal controls and the fullness and accuracy of the Company's financial statements; and

  5. Instruct the independent accountants that they are ultimately accountable to the Board and the Committee.

 Financial Reporting Process

  1. Review the Company's financial reporting process, both internal and external, in consultation with the independent accountants;

  2. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles applied, including management's handling of proposed audit adjustments identified by external auditors; and

  3. Consider suggestions made by independent accountants, management, or internal audit, regarding the Company's accounting principles and practices.

 Process Improvement

  1. Establish regular and separate systems of reporting to the Committee by management, independent accountants and internal audit regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments;

  2. Review with management, independent accountants and internal audit difficulties encountered during the course of the annual audit, including any restrictions on the scope of work or access to required information and any other significant disagreements in connection with preparing the financial statements;

  3. Discuss with management, independent accountants and internal audit the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented; and

  4. Report periodically to the Board on significant results of activities or the lack thereof.

 Ethical and Legal Compliance

  1. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code;

  2. Review activities, organizational structure, and qualifications of the internal audit department;

  3. Review with the Company's attorneys legal compliance matters including corporate securities trading policies;

  4. Review with the Company's attorneys any legal matter that could have a significant impact on the Company's financial statements; and

  5. Perform any other activities consistent with this Charter, the Company's Bye-laws and governing law, as the Committee or Board deems necessary or appropriate.

                                  TYCOM LTD.
         A PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     Proxy Card for use at the 2001 Annual General Meeting (the "Meeting") of Shareholders of TyCom Ltd., a company organized under the laws of Bermuda ("TyCom"), to be held on March 27, 2001 at 11:00 a.m., Atlantic Time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda.

     The undersigned, being a holder of common shares of TyCom, hereby appoints as his/her proxy at the Meeting the Chairman of the Meeting and directs such proxy to vote (or abstain from voting) at the Meeting as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein and authorizes the Chairman to vote in his discretion on such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     Please indicate on the reverse of this card how your shares are to be voted. If this card is returned duly signed but without any indication as to how your shares are to be voted in respect of any of the resolutions described on the reverse, you will be deemed to have directed the proxy to vote FOR the Proposals.

     In order to be effective, completed proxy cards should be received at one of the addresses and by the time (being local time) specified below:

     In Bermuda: TyCom Ltd., The Zurich Centre, Second Floor, Suite 201, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, by 8:00 a.m. on March 27, 2001;

     In the United States: TyCom Ltd., c/o ChaseMellon Shareholder Services, LLC, Midtown Station, P.O. Box 946, New York, New York 10138-0746, United States of America, by 8:00 a.m. on March 27, 2001.

                  (Continued and to be signed on reverse side)

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                              FOLD AND DETACH HERE

Please indicate with an "X" in the appropriate space how you wish your votes to be cast. If no indication is given, proxies held by the Chairman of the Meeting will be voted in favor of the Proposals.

Please mark your votes as indicated in this example [X]

The Board of Directors recommends a vote "FOR" the following Proposals:

1. Re-election of the 6 nominees listed below to the Board of Directors

               [_] FOR      [_] WITHHOLD AUTHORITY    [_] FOR ALL EXCEPT*

L. Dennis Kozlowski, Neil R. Garvey, Mark H. Swartz, Brenda C. Barnes, Frank P. Doyle and Warren V. Musser

To vote for all nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold Authority" box. To withhold voting for a particular nominee (or nominees), mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided.

*  Exceptions:
               _________________________________________________________

2. Re-appointment of PricewaterhouseCoopers as the independent auditors of the Company and authorization for the Board of Directors to fix the auditors' remuneration

               [_] FOR            [_] AGAINST           [_] ABSTAIN

Note:

1. In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.

2. In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3. Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature                  Signature/Title                   Date
          -----------------                ----------------      ------------

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